Exhibit 4.1

Execution Version

BURLINGTON NORTHERN SANTA FE, LLC

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

NINETEENTH SUPPLEMENTAL INDENTURE

Dated as of March 9, 2017

to

INDENTURE

Dated as of December 1, 1995

3.250% Debentures due June 15, 2027

4.125% Debentures due June 15, 2047

i

Page
ARTICLE IV

Form of 2027 Debentures

SECTION 4.01. Form of 2027 Debentures	14

ARTICLE V

Form of 2047 Debentures

SECTION 5.01. Form of 2047 Debentures	14

ARTICLE VI

Original Issue of 2027 Debentures

SECTION 6.01. Original Issue of 2027 Debentures	14

ARTICLE VII

Original Issue of 2047 Debentures

SECTION 7.01. Original Issue of 2047 Debentures	14

ARTICLE VIII

Miscellaneous

SECTION 8.01. Ratification of Indenture	15
SECTION 8.02. Trustee Not Responsible for Recitals	15
SECTION 8.03. Governing Law	15
SECTION 8.04. Separability	15
SECTION 8.05. Counterparts	15
SECTION 8.06. Certain Rights of the Trustee	15
SECTION 8.07. Waiver of Trial by Jury	16

EXHIBIT A    Form of 2027 Debentures

EXHIBIT B    Form of 2047 Debentures

ii

NINETEENTH SUPPLEMENTAL INDENTURE, dated as of March 9, 2017 (this “Supplemental Indenture”), between Burlington Northern Santa Fe, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (as successor-in-interest to Burlington Northern Santa Fe Corporation), having its principal office at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830 (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as successor-in-interest to J.P. Morgan Trust Company, National Association, as successor-in-interest to Bank One Trust Company, N.A., as successor-in-interest to The First National Bank of Chicago, as trustee (the “Trustee”), having a corporate trust office at 601 Travis Street, 16th Floor, Houston, Texas 77002 (such address, as changed from time to time by the Trustee with notice to the Holders, the “Corporate Trust Office”).

WHEREAS, the Company executed and delivered the indenture, dated as of December 1, 1995, to the Trustee, as supplemented by the Fifth Supplemental Indenture, dated as of February 11, 2010 (as heretofore supplemented, the “Indenture”), to provide for the issuance of the Company’s debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of Securities under the Indenture to be known as its “3.250% Debentures due June 15, 2027” (the “2027 Debentures”) and “4.125% Debentures due June 15, 2047” (the “2047 Debentures” and, together with the 2027 Debentures, the “Debentures”), the form and substance of each such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Managers of the Company, pursuant to the resolutions duly adopted on April 6, 2015 and April 18, 2016 has duly authorized the issuance of the 2027 Debentures and the 2047 Debentures, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 901(7) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the 2027 Debentures and the 2047 Debentures, each when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of each of the 2027 Debentures and the 2047 Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of each of the 2027 Debentures and the 2047 Debentures, the Company covenants and agrees with the Trustee, as follows:

ARTICLE I

Definitions

SECTION 1.01. Definition of Terms. Unless the context otherwise requires:

(a)    each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)    the singular includes the plural and vice versa; and

(c)    headings are for convenience of reference only and do not affect interpretation.

ARTICLE II

General Terms and Conditions of the 2027 Debentures

SECTION 2.01. Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “3.250% Debentures due June 15, 2027”, which is not limited in aggregate principal amount. The aggregate principal amount of the 2027 Debentures to be issued shall be as set forth in any Company Order for the authentication and delivery of the 2027 Debentures, pursuant to Section 303 of the Indenture.

SECTION 2.02. Maturity. The Stated Maturity of principal for the 2027 Debentures will be June 15, 2027.

SECTION 2.03. Further Issues. The Company may from time to time, without the consent of the Holders of the 2027 Debentures, issue additional debentures of that series. Any such additional debentures will have the same ranking, interest rate, maturity date and other terms as the 2027 Debentures, except for the issue date and, if applicable, the initial interest accrual date and the initial Interest Payment Date. Any such additional debentures, together with the 2027 Debentures herein provided for, will constitute a single series of Securities under the Indenture.

SECTION 2.04. Form and Payment. Payment of the principal of (and premium, if any) and interest on the 2027 Debentures will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any Interest Payment Date, Redemption Date or Stated Maturity of the 2027 Debentures shall not be a Business Day in the Borough of Manhattan, The City of New York, then payment of the principal (and premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day at such office or agency with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, without any interest or other payment in respect of such delay.

SECTION 2.05. Global Securities. Upon the original issuance, the 2027 Debentures will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The Company will issue the 2027 Debentures in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co. DTC shall be the initial Depositary for the 2027 Debentures.

SECTION 2.06. Definitive Form. If (a) (i) the Depositary has notified the Company that it is unwilling or unable to continue as depositary for the 2027 Debentures or (ii) the Depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the 2027 Debentures and has not been cured or waived, or (c) the Company at any time and in its sole discretion and subject to the procedures of the Depositary determines not to have the 2027 Debentures represented by Global Securities, the Company may issue the 2027 Debentures in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in 2027 Debentures will be entitled to physical delivery in definitive form of 2027 Debentures, equal in principal amount to such beneficial interest and to have 2027 Debentures registered in its name as shall be established in a Company Order.

SECTION 2.07. Interest. The 2027 Debentures will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from March 9, 2017 at the rate of 3.250% per annum, payable semi-annually; interest payable on each Interest Payment Date will include interest accrued from March 9, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are June 15 and December 15, commencing on December 15, 2017; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business on the June 1 or December 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not that day is a Business Day.

SECTION 2.08. Authorized Denominations. The 2027 Debentures shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.09. Redemption. At any time before March 15, 2027, the 2027 Debentures are subject to redemption upon not less than 10 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2027 Debentures to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 15 basis points, plus in either case any accrued and unpaid interest thereon to the Redemption Date. The Independent Investment Banker (as defined below) will calculate the Redemption Price.

At any time on or after March 15, 2027, the 2027 Debentures are subject to redemption upon not less than 10 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the 2027 Debentures to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2027 Debentures that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining term of the 2027 Debentures.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall replace that former dealer with another Primary Treasury Dealer.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the Redemption Date to each Holder of the 2027 Debentures to be redeemed. Notwithstanding Section 1104 of the Indenture, such notice, if relating to a redemption under the first paragraph of this Section, need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee notice of such Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

Unless the Company defaults in payment of the Redemption Price and accrued interest, on and after the Redemption Date interest will cease to accrue on the 2027 Debentures or portions thereof called for redemption.

SECTION 2.10. Change of Control. (a)    Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all 2027 Debentures in accordance with the redemption terms as set forth in the 2027 Debentures by giving notice of such redemption to the Holders of the 2027 Debentures pursuant to Section 1104 of the Indenture (as supplemented and amended by Section 2.09 of this Supplemental Indenture) prior to the 30th day following the Change of Control Repurchase Event, the Company shall make an irrevocable offer to each Holder of 2027 Debentures to repurchase all or any part (in integral multiples of $1,000) of such Holder’s 2027 Debentures at a repurchase price in cash equal to 101% of the aggregate principal amount of 2027 Debentures repurchased plus any accrued and unpaid interest on the 2027 Debentures repurchased to, but not including, the date of repurchase (the “Repurchase Price”).

(b)    Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail to each Holder of 2027 Debentures, with a copy to the Trustee, a notice:

(i)    describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)    offering to repurchase all 2027 Debentures tendered;

(iii)    setting forth the payment date for the repurchase of the 2027 Debentures, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Repurchase Date”);

(iv)    if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date;

(v)    disclosing that any 2027 Debenture not tendered for repurchase will continue to accrue interest; and

(vi)    specifying the procedures for tendering 2027 Debentures.

(c)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2027 Debentures as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.10 by virtue of such conflict.

(d)    On the Repurchase Date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i)    accept for payment all 2027 Debentures or portions thereof properly tendered pursuant to such offer;

(ii)    deposit with the Trustee an amount equal to the aggregate Repurchase Price in respect of all 2027 Debentures or portions thereof properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the 2027 Debentures properly accepted, together with an Officers’ Certificate of the Company stating the aggregate principal amount of 2027 Debentures or portions thereof being repurchased by the Company.

(e)    The Trustee will promptly transmit to each Holder of 2027 Debentures properly tendered, the Repurchase Price for such 2027 Debentures, and the Trustee, upon the execution and delivery by the Company of such 2027 Debentures, will promptly authenticate and cause to be transferred by book-entry to each Holder a new 2027 Debenture equal in principal amount to any unpurchased portion of any 2027 Debentures surrendered; provided that each new 2027 Debenture will be in a principal amount of a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

(f)    The Company shall not be required to make an offer to repurchase the 2027 Debentures upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all 2027 Debentures properly tendered and not withdrawn under its offer.

(g)    Solely for purposes of this Section 2.10 in connection with the 2027 Debentures, the following terms shall have the following meanings:

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the 2027 Debentures is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control; or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the 2027 Debentures are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such ratings reduction).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Berkshire Hathaway Inc., its Subsidiaries, or its or such Subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor ratings category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor ratings category of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate the 2027 Debentures or fails to make a rating of the 2027 Debentures publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a written consent or resolution of the Company’s board of managers) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock (or other equity interests) of such person that is at the time entitled to vote generally in the election of the board of directors (or other equivalent body) of such person.

SECTION 2.11. Appointment of Agents. The Trustee will initially be the Security Registrar and Paying Agent for the 2027 Debentures and will act as such only at its corporate trust offices in New York, New York.

ARTICLE III

General Terms and Conditions of the 2047 Debentures

SECTION 3.01. Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.125% Debentures due June 15, 2047”, which is not limited in aggregate principal amount. The aggregate principal amount of the 2047 Debentures to be issued shall be as set forth in any Company Order for the authentication and delivery of the 2047 Debentures, pursuant to Section 303 of the Indenture.

SECTION 3.02. Maturity. The Stated Maturity of principal for the 2047 Debentures will be June 15, 2047.

SECTION 3.03. Further Issues. The Company may from time to time, without the consent of the Holders of the 2047 Debentures, issue additional debentures of that series. Any such additional debentures will have the same ranking, interest rate, maturity date and other terms as the 2047 Debentures, except for the issue date and, if applicable, the initial interest accrual date and the initial Interest Payment Date. Any such additional debentures, together with the 2047 Debentures herein provided for, will constitute a single series of Securities under the Indenture.

SECTION 3.04. Form and Payment. Payment of the principal of (and premium, if any) and interest on the 2047 Debentures will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any Interest Payment Date, Redemption Date or Stated Maturity of the 2047 Debentures shall not be a Business Day in the Borough of Manhattan, The City of New York, then payment of the principal (and premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day at such office or agency with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, without any interest or other payment in respect of such delay.

SECTION 3.05. Global Securities. Upon the original issuance, the 2047 Debentures will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The Company will issue the 2047 Debentures in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co. DTC shall be the initial Depositary for the 2047 Debentures.

SECTION 3.06. Definitive Form. If (a) (i) the Depositary has notified the Company that it is unwilling or unable to continue as depositary for the 2047 Debentures or (ii) the Depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the 2047 Debentures and has not been cured or waived, or (c) the Company at any time and in its sole discretion and subject to the procedures of the Depositary determines not to have the 2047 Debentures represented by Global Securities, the Company may issue the 2047 Debentures in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in 2047 Debentures will be entitled to physical delivery in definitive form of 2047 Debentures, equal in principal amount to such beneficial interest and to have 2047 Debentures registered in its name as shall be established in a Company Order.

SECTION 3.07. Interest. The 2047 Debentures will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from March 9, 2017 at the rate of 4.125% per annum, payable semi-annually; interest payable on each Interest Payment Date will include interest accrued from March 9, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are June 15 and December 15, commencing on December 15, 2017; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not that day is a Business Day.

SECTION 3.08. Authorized Denominations. The 2047 Debentures shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.09. Redemption. At any time before December 15, 2046, the 2047 Debentures are subject to redemption upon not less than 10 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2047 Debentures to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the

Treasury Rate (as defined below), plus 20 basis points, plus in either case any accrued and unpaid interest thereon to the Redemption Date. The Independent Investment Banker (as defined below) will calculate the Redemption Price.

At any time on or after December 15, 2046, the 2047 Debentures are subject to redemption upon not less than 10 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the 2047 Debentures to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2047 Debentures that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining term of the 2047 Debentures.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall replace that former dealer with another Primary Treasury Dealer.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the Redemption Date to each Holder of the 2047 Debentures to be redeemed. Notwithstanding Section 1104 of the Indenture, such notice, if relating to a redemption under the first paragraph of this Section, need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee notice of such Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

Unless the Company defaults in payment of the Redemption Price and accrued interest, on and after the Redemption Date interest will cease to accrue on the 2047 Debentures or portions thereof called for redemption.

SECTION 3.10. Change of Control. (a)    Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all 2047 Debentures in accordance with the redemption terms as set forth in the 2047 Debentures by giving notice of such redemption to the Holders of the 2047 Debentures pursuant to Section 1104 of the Indenture (as supplemented and amended by Section 3.09 of this Supplemental Indenture) prior to the 30th day following the Change of Control Repurchase Event, the Company shall make an irrevocable offer to each Holder of 2047 Debentures to repurchase all or any part (in integral multiples of $1,000) of such Holder’s 2047 Debentures at a repurchase price in cash equal to 101% of the aggregate principal amount of 2047 Debentures repurchased plus any accrued and unpaid interest on the 2047 Debentures repurchased to, but not including, the date of repurchase (the “Repurchase Price”).

(b)    Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail to each Holder of 2047 Debentures, with a copy to the Trustee, a notice:

(i)    describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)    offering to repurchase all 2047 Debentures tendered;

(iii)    setting forth the payment date for the repurchase of the 2047 Debentures, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Repurchase Date”);

(iv)    if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date;

(v)    disclosing that any 2047 Debenture not tendered for repurchase will continue to accrue interest; and

(vi)    specifying the procedures for tendering 2047 Debentures.

(c)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2047 Debentures as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.10 by virtue of such conflict.

(d)    On the Repurchase Date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i)    accept for payment all 2047 Debentures or portions thereof properly tendered pursuant to such offer;

(ii)    deposit with the Trustee an amount equal to the aggregate Repurchase Price in respect of all 2047 Debentures or portions thereof properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the 2047 Debentures properly accepted, together with an Officers’ Certificate of the Company stating the aggregate principal amount of 2047 Debentures or portions thereof being repurchased by the Company.

(e)    The Trustee will promptly transmit to each Holder of 2047 Debentures properly tendered, the Repurchase Price for such 2047 Debentures, and the Trustee, upon the execution and delivery by the Company of such 2047 Debentures, will promptly authenticate and cause to be transferred by book-entry to each Holder a new 2047 Debenture equal in principal amount to any unpurchased portion of any 2047 Debentures surrendered; provided that each new 2047 Debenture will be in a principal amount of a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

(f)    The Company shall not be required to make an offer to repurchase the 2047 Debentures upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all 2047 Debentures properly tendered and not withdrawn under its offer.

(g)    Solely for purposes of this Section 3.10 in connection with the 2047 Debentures, the following terms shall have the following meanings:

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the 2047 Debentures is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (i) the occurrence of a Change of Control; or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the 2047 Debentures are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such ratings reduction).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Berkshire Hathaway Inc., its Subsidiaries, or its or such Subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor ratings category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor ratings category of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate the 2047 Debentures or fails to make a rating of the 2047 Debentures publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a written consent or resolution of the Company’s board of managers) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock (or other equity interests) of such person that is at the time entitled to vote generally in the election of the board of directors (or other equivalent body) of such person.

SECTION 3.11. Appointment of Agents. The Trustee will initially be the Security Registrar and Paying Agent for the 2047 Debentures and will act as such only at its corporate trust offices in New York, New York.

SECTION 3.12. Replacement Capital Covenant Waiver. Each Holder of a 2047 Debenture by its acceptance of a 2047 Debenture shall be deemed to have consented to the elimination of the Replacement Capital Covenant (“Replacement Capital Covenant”), dated as of December 15, 2005, by the Company, as successor-in-interest to Burlington Northern Santa Fe Corporation, in favor of and for the benefit of each Covered Debtholder (as defined therein) and all obligations of the Company pursuant to the Replacement Capital Covenant. This consent shall be deemed to have been made on the date of issuance of the 2047 Debentures and on each day that the 2047 Debentures remain Outstanding, although the elimination of the Replacement Capital Covenant will become operative only if the 2047 Debentures are designated to be the Covered Debt (as defined in the Replacement Capital Covenant) for purposes of the Replacement Capital Covenant. The Trustee is authorized to take any action requested by the Company to evidence such consent without further notice to or approval of the Holders of the 2047 Debentures.

ARTICLE IV

Form of 2027 Debentures

SECTION 4.01. Form of 2027 Debentures. The 2027 Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

ARTICLE V

Form of 2047 Debentures

SECTION 5.01. Form of 2047 Debentures. The 2047 Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto.

ARTICLE VI

Original Issue of 2027 Debentures

SECTION 6.01. Original Issue of 2027 Debentures. The 2027 Debentures may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such 2027 Debentures as in such Company Order provided.

ARTICLE VII

Original Issue of 2047 Debentures

SECTION 7.01. Original Issue of 2047 Debentures. The 2047 Debentures may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such 2047 Debentures as in such Company Order provided.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the 2027 Debentures and the 2047 Debentures.

SECTION 8.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 8.03. Governing Law. This Supplemental Indenture, each 2027 Debenture and each 2047 Debenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 8.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture, the 2027 Debentures or the 2047 Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Debentures, but this Supplemental Indenture, the 2027 Debentures and the 2047 Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 8.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 8.06. Certain Rights of the Trustee. No provision of the Indenture or this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, with respect to the 2027 Debentures, the 2047 Debentures or this Supplemental Indenture, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trustee shall not be deemed to have notice or knowledge of any default or Event of Default with respect to a series of Debentures unless a Responsible Officer of the Trustee in its Corporate Trust Office has actual knowledge thereof or unless written or electronic notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a default or Event of Default, the Debentures of such series and this Indenture. When used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to a series of Debentures. The Trustee agrees to accept notice pursuant to this paragraph sent by unsecured electronic transmission; provided, however, that (1) the party providing such written notice, subsequent to such transmission of written notice, shall provide the originally executed notice to the Trustee in a timely manner, and (2) such originally executed notice shall be signed by an authorized representative of the party providing such notice. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon such notice notwithstanding such notice is inconsistent with a subsequent notice.

With respect to this Supplemental Indenture and the Debentures, in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.07. Waiver of Trial by Jury. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE DEBENTURES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

BURLINGTON NORTHERN SANTA FE, LLC

By	/s/ Julie A. Piggott
	Name:	Julie A. Piggott
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By	/s/ Valere Boyd
	Name:	Valere Boyd
	Title:	Vice President

EXHIBIT A

FORM OF 2027 DEBENTURES

Burlington Northern Santa Fe, LLC

3.250% Debenture due June 15, 2027

REGISTERED No. R-	$ CUSIP No. 12189L BA8

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

BURLINGTON NORTHERN SANTA FE, LLC, a limited liability company duly formed and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                 ($        ) on June 15, 2027, and to pay interest thereon from March 9, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2017, at the rate of 3.250% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any Interest Payment Date, Redemption Date or Stated Maturity of this Security shall not be a Business Day in the Borough of Manhattan, The City of New York, then payment of the principal (and premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day at such office or agency with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, without any interest or other payment in respect of such delay.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	BURLINGTON NORTHERN SANTA FE, LLC

by
Name: Julie A. Piggott
Title: Executive Vice President and Chief Financial Officer

Attest:

Name:	Judy K. Carter
Title:	Vice President – Compliance & Audit and Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee

by
Authorized Signatory

[REVERSE OF 2027 DEBENTURE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1995, between the Company, as successor-in-interest to Burlington Northern Santa Fe Corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor-in-interest to J.P. Morgan Trust Company, National Association, as successor-in-interest to Bank One Trust Company, N.A., as successor-in-interest to The First National Bank of Chicago, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Nineteenth Supplemental Indenture, dated as of March 9, 2017, between the Company and the Trustee (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in the aggregate principal amount of $500,000,000. The Company may, without the consent of the Holders of the Securities of this series, issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as this Security, except as provided in said Nineteenth Supplemental Indenture.

At any time before March 15, 2027, the Securities of this series are subject to redemption upon not less than 10 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in said Nineteenth Supplemental Indenture), plus 15 basis points, plus in either case any accrued and unpaid interest thereon to the Redemption Date. The Independent Investment Banker (as defined in said Nineteenth Supplemental Indenture) will calculate the Redemption Price.

At any time on or after March 15, 2027, the Securities of this series are subject to redemption upon not less than 10 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder, upon the cancellation hereof.

Upon the occurrence of a Change of Control Repurchase Event (as defined in said Nineteenth Supplemental Indenture), unless the Company has exercised its right of redemption as described above by giving notice of such redemption to the Holders of the Securities of this series pursuant to Section 1104 of the Indenture (as supplemented and amended by Section 2.09 of said Nineteenth Supplemental Indenture) prior to the 30th day following the Change of Control Repurchase Event, each Holder of Securities of this series shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000) of such Holder’s Securities pursuant to the Change of Control notice as provided in, and subject to the terms of, said Nineteenth Supplemental Indenture at a purchase price in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or in the case of a redemption on or after the Redemption Date).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT B

FORM OF 2047 DEBENTURES

Burlington Northern Santa Fe, LLC

4.125% Debenture due June 15, 2047

REGISTERED No. R-	$ CUSIP No. 12189L BB6

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

BURLINGTON NORTHERN SANTA FE, LLC, a limited liability company duly formed and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of             ($            ) on June 15, 2047, and to pay interest thereon from March 9, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2017, at the rate of 4.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If any Interest Payment Date, Redemption Date or Stated Maturity of this Security shall not be a Business Day in the Borough of Manhattan, The City of New York, then payment of the principal (and premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day at such office or agency with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, without any interest or other payment in respect of such delay.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	BURLINGTON NORTHERN SANTA FE, LLC

by
		Name:	Julie A. Piggott
		Title:	Executive Vice President and Chief Financial Officer

Attest:

Name: Title:	Judy K. Carter Vice President – Compliance & Audit and Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee

by
Authorized Signatory

[REVERSE OF 2047 DEBENTURE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1995, between the Company, as successor-in-interest to Burlington Northern Santa Fe Corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor-in-interest to J.P. Morgan Trust Company, National Association, as successor-in-interest to Bank One Trust Company, N.A., as successor-in-interest to The First National Bank of Chicago, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Nineteenth Supplemental Indenture, dated as of March 9, 2017, between the Company and the Trustee (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in the aggregate principal amount of $750,000,000. The Company may, without the consent of the Holders of the Securities of this series, issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as this Security, except as provided in said Nineteenth Supplemental Indenture.

At any time before December 15, 2046, the Securities of this series are subject to redemption upon not less than 10 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in said Nineteenth Supplemental Indenture), plus 20 basis points, plus in either case any accrued and unpaid interest thereon to the Redemption Date. The Independent Investment Banker (as defined in said Nineteenth Supplemental Indenture) will calculate the Redemption Price.

At any time on or after December 15, 2046, the Securities of this series are subject to redemption upon not less than 10 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder, upon the cancellation hereof.

Upon the occurrence of a Change of Control Repurchase Event (as defined in said Nineteenth Supplemental Indenture), unless the Company has exercised its right of redemption as described above by giving notice of such redemption to the Holders of the Securities of this series pursuant to Section 1104 of the Indenture (as supplemented and amended by Section 3.09 of said Nineteenth Supplemental Indenture) prior to the 30th day following the Change of Control Repurchase Event, each Holder of Securities of this series shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000) of such Holder’s Securities pursuant to the Change of Control notice as provided in, and subject to the terms of, said Nineteenth Supplemental Indenture at a purchase price in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

As provided in the Nineteenth Supplemental Indenture, each Holder of a 2047 Debenture by its acceptance of a 2047 Debenture shall be deemed to have consented to the elimination of the Replacement Capital Covenant (“Replacement Capital Covenant”), dated as of December 15, 2005, by the Company, as successor-in-interest to Burlington Northern Santa Fe Corporation, in favor of and for the benefit of each Covered Debtholder (as defined therein) and all obligations of the Company pursuant to the Replacement Capital Covenant. This consent shall be deemed to have been made on the date of issuance of the 2047 Debentures and on each day that the 2047 Debentures remain Outstanding, although the elimination of the Replacement Capital Covenant will become operative only if the 2047 Debentures are designated to be the Covered Debt (as defined in the Replacement Capital Covenant) for purposes of the Replacement Capital Covenant. The Trustee is authorized to take any action requested by the Company to evidence such consent without further notice to or approval of the Holders of the 2047 Debentures.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this

Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or in the case of a redemption on or after the Redemption Date).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.